EXHIBIT 12

                               FIXED CHARGE RATIO

                                                                                              Six months
                                                         Years Ended Decemeber 31,          ended June 30,
                                                       1993         1994        1995       1995         1996
                                                      -------     -------     -------     -------      -------
SELECTED FINANCIAL INFORMATION
 Income from continuing operations before taxes       $ 2,106     $ 2,590     $   740     $  (426)     $   183
 Interest Expense                                         667         942       1,734         894          993
 Interest Charged to Cost of Sales                        804       1,027       1,324         517          659
 Interest factor in rent expense                           62         138          96          56           49
 Amortization of debt issuance costs                       30          51          51          25           25
                                                      -------     -------     -------     -------      -------
                                                        3,669       4,748       3,945       1,066        1,909

FIXED CHARGES
 Interest Expense                                         667         942       1,734         894          993
 Interest Capitalized                                     837       1,316       1,505         587          732
 Interest factor in rent expense                           62         138          96          56           49
 Amortization of debt issuance costs                       30          51          51          25           25
                                                      -------     -------     -------     -------      -------
                                                      $ 1,596     $ 2,447     $ 3,386     $ 1,562      $ 1,799
                                                      -------     -------     -------     -------      -------
FIXED CHARGE RATIO                                       2.30        1.94        1.16        0.68         1.06
                                                      =======     =======     =======     =======      =======